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                              FRANK DE MARCO, JR.
                                ATTORNEY AT LAW
                        899 El Centro Street, Suite 201
                       South Pasadena, California 91030
                         (626)403-8720 . (213)680-2850
                               FAX (626)403-8733


                                 April 1, 1998

Exhibit 10.18

Santa Anita Companies, Inc.
285 W. Huntington Drive
Arcadia, California 91007

Attention:  William C. Baker

Gentlemen:

        This will serve as a Memorandum of the Agreement pursuant to the terms of which you, "Company," (as hereinafter defined) has employed the undersigned attorney-at-law to act in the capacity as General Counsel to the Company effective as of April 1, 1998. The "Company" shall be deemed to include: Santa Anita Companies, Inc. and its subsidiary companies, Los Angeles Turf Club, Incorporated and Santa Anita Enterprises, Inc.

        1. Company hereby employs the undersigned to act as General Counsel of the Company on the terms and conditions hereinafter set forth, for the term commencing April 1, 1998 to and including March 31, 2001.

        2. The undersigned shall during the course of this employment act as General Counsel to the Company and shall have such duties and responsibilities as are customarily required of General Counsel for corporations generally and as the Board of Directors of the Company shall determine from time to time. The undersigned agrees to devote substantially all of his time, energy and ability to the legal business of the Company.

        3. The Company shall pay to the undersigned a base salary at the rate of $175,000 per year. Such salary shall be earned semi-month and shall be payable in periodic installments no less frequently than semi-monthly in accordance with Company's customary practice. The amounts payable shall be reduced by standard withholding and other authorized deductions.
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Santa Anita Companies, Inc.
April 1, 1998
Page Two


        4. In addition to the aforesaid annual compensation, Company agrees to recommend to its Compensation Committee the consideration from time to time the grant of stock options to the undersigned, and to permit the undersigned to participate in all annual bonus, incentive, savings and retirement plans, applicable generally to other executives of the Company.

        5. The Company shall lease an automobile for the use of the undersigned on such terms as are mutually agreed between the Company and the undersigned. On termination of the undersigned's employment for any reason, Company shall assign all of its rights as Lessee under any such Vehicle Lease to the undersigned, or his estate if employment is terminated because of his death, upon the written assumption by the undersigned of his estate of all remaining obligations of the Company as Lessee under such vehicle Lease.

        6. The Company shall provide the undersigned with an experienced and qualified legal secretary to assist the undersigned in the administration of his duties as General Counsel.

        7. If employment is terminated by reason of the death of the undersigned, or his disability, this Employment Agreement shall terminate without further obligations, other than for (a) any unpaid salary through the date of termination; (b) any unreimbursed reasonable employment expenses; (c) any accrued vacation pay to the extent not therefore paid, which amounts shall be paid as applicable, in a lump sum in cash within thirty (30) days of the date of termination.

        8. The Company may terminate the employment of the undersigned for cause at anytime. "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, after due inquiry, determines that the undersigned has been convicted of a felony or that the undersigned has acted or failed to act in connection with his employment in such manner as that constitutes gross negligence or willful misconduct.

        9. The Company may terminate employment of the undersigned for reasons other than death, disability or cause, upon sixty (60) days written notice. Upon such termination, for reasons other than death, disability, or cause, in addition to the payments required to be made to the undersigned, set forth hereinabove in paragraph 6, the Company shall pay to the undersigned a single lump sum payment equal to 100% of the base salary which would be payable to the undersigned during the remaining term of this Agreement.

        10. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, shall be submitted to arbitration in Los Angeles County, California, in accordance with California Code or Civil Procedure. Each party to the arbitration shall bear its own attorney's fees and costs relating to such arbitration.
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Santa Anita Companies, Inc.
April 1, 1998
Page Three


        11. This Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by, the laws of the State of California, without regard to principles of conflict of laws.

        Your signature at the place provided below, on behalf of the Company shall constitute your acceptance to the terms of this Agreement and shall constitute the Agreement of Employment between us.

                              Very truly yours,

                              /s/ Frank De Marco, Jr.
                              FRANK DE MARCO, JR.

FDM:fs

        The foregoing is agreed and accepted on behalf of the Company, and its subsidiary companies.

                         The Santa Anita Companies, Inc.


                         BY:  /s/ William C Baker
                              WILLIAM C. BAKER
                              Its President